UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2017

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 28, 2017, JMP Group LLC (the “Company”) issued a press release announcing that its wholly owned subsidiary, JMP Group Inc. (the “Issuer”), caused notices to be issued to the holders of its 7.25% Senior Notes due 2021 (CUSIP No. 46629U 305; NYSE: JMPC) (the “Notes”) regarding the Issuer’s exercise of its option to redeem all of the issued and outstanding Notes pursuant to the terms of the Indenture for the Notes dated as of January 24, 2013, between the Issuer and U.S. Bank National Association, as trustee, as supplemented by the Second Supplemental Indenture dated as of January 29, 2014 and the Third Supplemental Indenture dated as of October 14, 2014. The Issuer will redeem all $48,300,000 in aggregate principal amount of the Notes on December 28, 2017 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from October 15, 2017, through, but excluding, the Redemption Date. A copy of the press release announcing the redemption of, and the notice of redemption for, all of the Notes is hereby incorporated by reference and filed herewith as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.
99.1	Press Release issued by JMP Group LLC, dated November 28, 2017.
99.2	Notice of Redemption of JMP Group Inc.’s 7.25% Senior Notes due 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: November 28, 2017	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer